EXHIBIT 3.1











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                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF

                        PacificHealth Laboratories, Inc.
                        --------------------------------


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

          PacificHealth Laboratories, Inc.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-l00, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

    NAME                                               MAILING ADDRESS
    ----                                               ---------------

N. S. Truax                                32 Loockerman Square, Suite L-l00
                                           Dover, Delaware  19904



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     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.


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          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the ByLaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters


                                       -3-


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referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on April 13, 1995.



                                        /s/ N. S. Truax
                                        -----------------
                                            N. S. Truax
                                            Incorporator


                                       -4-


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                        PACIFICHEALTH LABORATORIES, INC.


PacificHealth Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:


FIRST: That (i) by unanimous written consent of the Board of Directors of PacificHealth Laboratories, Inc. (the "Corporation"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and (ii) by written consent of the holders of a majority of the outstanding capital stock of the Corporation pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the following resolution approving a proposed amendment to the Certificate of Incorporation of the Corporation was approved:


     RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be amended to read as follows:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of (a) ten million (10,000,000) shares of Common Stock, par value $.001 per share, and (b) one million (1,000,000) shares of preferred stock, par value $.01 per share. The preferred stock may be issued in one or more series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Corporation."


SECOND: That notice of the adoption of the foregoing resolution by the written consent of the holders of a majority of the outstanding Common Stock of the Corporation in accordance with Section 228(a) of the General Corporation Law of the State of Delaware was duly given to each other shareholder of record of the Corporation in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.



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THIRD: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, PacificHealth Laboratories, Inc. has caused this certificate to be signed by Robert Portman, its President, this 6th day of June, 1995.


                                        PACIFICHEALTH LABORATORIES, INC.



                                        BY: /s/ Robert Portman
                                            -------------------------
                                            Robert Portman, President

ATTEST:


BY: /s/ David Portman
    ---------------------



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                        PACIFICHEALTH LABORATORIES, INC.


PacificHealth Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:


FIRST: That (i) by unanimous written consent of the Board of Directors of PacificHealth Laboratories, Inc. (the "Corporation"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and (ii) by written consent of the holders of a majority of the outstanding capital stock of the Corporation pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the following resolution approving a proposed amendment to the Certificate of Incorporation of the Corporation was approved:


     RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be amended to read as follows:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of (a) ten million (10,000,000) shares of Common Stock, par value $.0025 per share, and (b) one million (1,000,000) shares of preferred stock, par value $.01 per share. The preferred stock may be issued in one or more series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Corporation."


SECOND: That notice of the adoption of the foregoing resolution by the written consent of the holders of a majority of the outstanding Common Stock of the Corporation in accordance with Section 228(a) of the General Corporation Law of the State of Delaware was duly given to each other shareholder of record of the Corporation in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.



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THIRD: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, PacificHealth Laboratories, Inc. has caused this certificate to be signed by Robert Portman, its President, this 22nd day of August, 1995.


                                        PACIFICHEALTH LABORATORIES, INC.



                                        BY: /s/ Robert Portman
                                            -------------------------
                                            Robert Portman, President

ATTEST:


BY: /s/ David Portman
    ---------------------



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